POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Elaine V. Keim, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of FreeMarkets, Inc. (the "Company"), any and all reports on Forms 3, 4 or 5 required to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder ("Section 16");

         (2) file, and do and perform any and all other acts and things for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports on Form 3, 4 or 5 and timely file, such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any and all other actions of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned to comply timely with the undersigned's obligations under Section 16, such actions to be on such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and all acts and things whatsoever deemed necessary or appropriate by the attorney-in-fact in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of May 2003.


                                                   \s\ David J. Becker
                                                   Signature
                                                   David J. Becker
                                                   Print Name